UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 24, 2008


                      MACQUARIE INFRASTRUCTURE COMPANY LLC
                      ------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                  001-32384                43-2052503
----------------------------   --------------------   --------------------------
      (State or other            Commission File           (IRS Employer
        jurisdiction                  Number             Identification No.)
      of incorporation)

          125 West 55th Street,
           New York, New York                               10019
-------------------------------------------     --------------------------------
 (Address of Principal Executive Offices)                 (Zip Code)

       Registrant's telephone number, including area code: (212) 231-1000

                                 Not Applicable
         ---------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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"Macquarie Group" refers to the Macquarie Group of companies, which comprises
Macquarie Group Limited and its worldwide subsidiaries and affiliates.

Macquarie Infrastructure Company LLC is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia) and its obligations do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542 (MBL). MBL does not guarantee or otherwise provide assurance in respect of the obligations of Macquarie Infrastructure Company LLC.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Francis T. Joyce, Chief Financial Officer of Macquarie Infrastructure Company LLC (the "Company"), has resigned from his position effective November 24, 2008.

The Company has appointed Todd Weintraub, age 45, as Chief Financial Officer of the Company, effective November 25, 2008. Mr. Weintraub joined the Macquarie Group in May 2005 acting as Vice President of Finance for the Company, reporting to the Chief Financial Officer. Mr. Weintraub has also served as the Company's Principal Accounting Officer since September of 2006. Before joining Macquarie he was the Director of Accounting at Pathmark Foods and was previously the Chief Financial Officer of United Natural Foods, Inc. (NASDAQ: UNFI).

Mr. Weintraub has an employment agreement with Macquarie Holdings (USA) Inc., dated April 26, 2005. The agreement provides that he holds the position of Associate Director. The agreement provides that Mr. Weintraub will receive an annual base salary of $160,000, subject to increases due to performance reviews. Mr. Weintraub's annual base salary was $190,000 effective as of July 1, 2008. The agreement also provides that Mr. Weintraub is eligible to participate in Macquarie's profit share arrangements. The decision whether to provide a profit share bonus and the amount of any profit share bonus is discretionary for the 2008 financial year and thereafter. The agreement also provides that Mr. Weintraub will also be eligible to participate in Macquarie's 401(k) plan, health and welfare plans, and will be eligible for a four-week vacation and holidays, sick and personal time as provided to other employees at his level. In addition, Mr. Weintraub is eligible to be reimbursed for reasonable and necessary out-of-pocket expenses incurred by him in connection with the performance of his duties and in accordance with Macquarie Holdings (USA) Inc.'s expense policy.

The agreement provides that Mr. Weintraub will provide Macquarie Holdings (USA) Inc. two weeks' notice if he voluntarily resigns and Macquarie Holdings (USA) Inc. will provide Mr. Weintraub two weeks' notice of any termination for any reason other than for "cause," as defined in the agreement. The period between such notice and termination of employment is referred to as the "notice period." During the notice period, Mr. Weintraub will be entitled to continue to receive his salary and contributions to the group medical, dental, vision, life and disability plans and he will be entitled to payment of any accrued but unpaid vacation time. Macquarie may, in its discretion, alter Mr. Weintraub's duties or place him on paid leave of absence during the notice period. In addition, Mr. Weintraub may not engage or prepare to engage in any business activity that is the same or similar to the business of Macquarie during the notice period. Mr. Weintraub is also entitled to severance under Macquarie's severance plan.

The employment agreement provides that Mr. Weintraub is subject to a confidentiality restrictive covenant for an unlimited duration. The employment agreement also provides that Mr. Weintraub is subject to a non-solicitation restrictive covenant of employees and clients during his employment and for a three-month period thereafter.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             MACQUARIE INFRASTRUCTURE COMPANY LLC


Date: November 28, 2008      By:      /s/ Peter Stokes
                                 ------------------------------
                             Name:  Peter Stokes
                             Title: Chief Executive Officer